UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2020

COTY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sale of Securities

In connection with the appointment of Sue Y. Nabi as Chief Executive Officer of Coty Inc. (the “Company”) as described in Item 5.02 below, Ms. Nabi will be granted certain restricted stock units. The information regarding the grant of restricted stock units in Item 5.02 below is incorporated by reference herein. The restricted stock units are being issued pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02	Appointment of Certain Officers; Departure of Directors or Certain Officers

The Board has appointed Sue Y. Nabi, age 52, to the position of Chief Executive Officer, to be effective by September 1, 2020. At such point in time, Peter Harf will step down from his role as chief executive officer of the Company and will be elevated to the role of Executive Chairman. Other than the continued vesting of outstanding equity awards previously granted to Mr. Harf, Mr. Harf will not receive any compensation in any form from the Company for serving as Executive Chairman. In connection with her appointment as Chief Executive Officer, Ms. Nabi and the Company agreed to enter into an employment agreement (the “Employment Agreement”), a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020. Under the terms of the Employment Agreement, Ms. Nabi will serve as the Company’s Chief Executive Officer on an at will basis, during which time she is entitled to an annual base salary in the amount of €3,000,000, and to participate in certain employee benefit plans, such as private health insurance, life insurance, retirement benefits, relocation and financial assistance plan and programs. Ms. Nabi will also become a member of the Board of Directors of the Company on her employment start date.

Ms. Nabi will receive, in January 2021 or during the next open trading window thereafter, a one-time sign-on grant of restricted stock units (the “Award”), which will vest and settle in 10,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) on each of August 31, 2021, August 31, 2022 and August 31, 2023, subject to her continued employment through each such date. If Ms. Nabi is terminated by the Company without cause or dies or becomes disabled prior to the first anniversary of her employment commencement date, the first tranche of the Award will vest upon such termination. If Ms. Nabi is terminated by the Company without cause, dies or becomes disabled on or following the first anniversary of her employment start date but prior to the second anniversary of such start date, she will vest pro-rata in the second tranche of the Award in an amount determined by multiplying such tranche by a fraction, the numerator of which is the number of days elapsed from the first anniversary of the start date to the date of her termination and the denominator of which is 365. If Ms. Nabi is terminated by the Company without cause, dies or becomes disabled on or following the second anniversary of her start date, she will vest pro-rata in the third tranche of the Award in an amount determined by multiplying such tranche by a fraction, the numerator of which is the number of days elapsed from the second anniversary of the start date to the date of her termination and the denominator of which is 365. The vesting and issuance of the underlying shares upon such termination will be conditioned upon Ms. Nabi executing a general release of claims in favor of the Company and its affiliates. From the date the first tranche of the Award vests until the date that is 36 months following Ms. Nabi’s employment start date, Ms. Nabi will be required to retain ownership of 10,000,000 shares of Class A Common Stock, except to the extent necessary to make payments in relation to any tax liabilities associated with the grant and/or vesting of the first tranche. In connection with this Award, Cottage Holdco B.V., the Company’s largest stockholder and a wholly-owned subsidiary of JAB Holding Company s.a.r.l., has agreed to transfer to Ms. Nabi (either directly or through contributing to the Company) one-half of the total number of shares of Common Stock owed to Ms. Nabi if and when the Award vests. Ms. Nabi will not participate in the Company’s annual cash incentive plans or receive equity incentive awards in addition to the Award.

Upon Ms. Nabi’s separation from service by the Company for any reason, Ms. Nabi will adhere to a 12-month post-termination non-solicitation restriction, a 12-month post-termination noncompetition restriction, and a perpetual confidentiality obligation. The non-compete provision shall not apply to Orveda Limited and its subsidiaries, a business owned by Ms. Nabi.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020. In addition, the foregoing description of the contribution of shares by Cottage Holdco B.V. with respect to Ms. Nabi’s Award is qualified in its entirety by reference to the full text of an equity transfer agreement, a copy of which will also be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020.

Ms. Nabi is the founder and chief executive officer of the new-age luxury skincare line, Orveda. Ms. Nabi began her career at L’Oréal in 1993 and in 2005, she became the Worldwide President of L’Oréal where she helped boost the growth of its makeup brands. In 2009, Ms. Nabi became the Worldwide President of Lancôme where she contributed to its revival, including breakthrough product and brand successes. Ms. Nabi has an Advanced Master’s degree in Marketing Management from ESSEC (Paris Business School) and an engineering degree in Agronomy and Environment. There is no family relationship between Ms. Nabi and any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Ms. Nabi, or any member of her immediate family, had, or will have, a direct or indirect material interest.

Item 8.01	Other Events.

On July 2, 2020, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Nabi. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Press Release, dated July 2, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: July 2, 2020	By:	/s/ Pierré-Andre Terisse
Pierré-Andre Terisse
Chief Financial Officer and Chief Operating Officer

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